Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal Third Quarter 2020

GAAP net revenue was $930.1 million

GAAP net income per diluted share was $1.43

GAAP net cash provided by operating activities for the nine-months ended December 31, 2019 increased to $440.0 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the nine-months ended December 31, 2019 was $547.9 million

Net Bookings were $888.2 million

New York, NY – February 6, 2020 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for its fiscal third quarter 2020 ended December 31, 2019. In addition, the Company provided its initial outlook for its fiscal fourth quarter ending March 31, 2020 and adjusted its outlook for the fiscal year 2020, ending March 31, 2020. For additional information, please see the fiscal third quarter 2020 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Fiscal Third Quarter 2020 Financial Highlights

GAAP net revenue was $930.1 million, as compared to $1.249 billion in last year’s fiscal third quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 15% and accounted for 37% of total GAAP net revenue. The largest contributors to GAAP net revenue in fiscal third quarter 2020 were NBA® 2K20 and NBA 2K19; Grand Theft Auto® Online and Grand Theft Auto V; Red Dead Redemption 2 and Red Dead Online; The Outer Worlds; Borderlands® 3; WWE® 2K20 and WWE SuperCard; Sid Meier’s Civilization VI; and Social Point’s mobile offerings.

Digitally-delivered GAAP net revenue increased to $700.3 million, as compared to $594.7 million in last year’s fiscal third quarter, and accounted for 75% of total GAAP net revenue. The largest contributors to GAAP digitally-delivered net revenue in fiscal third quarter 2020 were NBA 2K20 and NBA 2K19; Grand Theft Auto Online and Grand Theft Auto V; The Outer Worlds; Red Dead Redemption 2 and Red Dead Online; Borderlands 3; Sid Meier’s Civilization VI; Social Point’s mobile offerings; and WWE SuperCard and WWE 2K20.

GAAP net income was $163.6 million, or $1.43 per diluted share, as compared to $179.9 million, or $1.57 per diluted share, for the comparable period last year.

During the nine-month period ended December 31, 2019, GAAP net cash provided by operating activities increased to $440.0 million, as compared to $390.2 million in the same period last year. During the nine-month period ended December 31, 2019, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $547.9 million, as compared to $587.0 million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of December 31, 2019, the Company had cash and short-term investments of $1.984 billion.

The following data, together with a management reporting tax rate of 17%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended December 31, 2019
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Amortization & impairment of acquired intangible assets
Net revenue	$930,129	(41,950)
Cost of goods sold	437,093	(9,980)	(33,048)		(3,295)
Gross Profit	493,036	(31,970)	33,048		3,295
Operating expenses	316,203		(30,351)	246	(1,657)
Income from operations	176,833	(31,970)	63,399	(246)	4,952
Interest and other, net	11,943	(1,192)
Income before income taxes	188,776	(33,162)	63,399	(246)	4,952

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 114.25 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal third quarter 2020, total Net Bookings were $888.2 million, as compared to $1.569 billion during last year’s fiscal third quarter, which had benefited from the launch of Red Dead Redemption 2. Net Bookings from recurrent consumer spending grew 6% and accounted for 41% of total Net Bookings. The largest contributors to Net Bookings in fiscal third quarter 2020 were Grand Theft Auto Online and Grand Theft Auto V; NBA 2K20; Red Dead Redemption 2 and Red Dead Online; The Outer Worlds; Borderlands 3; WWE 2K20 and WWE SuperCard; Sid Meier’s Civilization VI; and Social Point’s mobile offerings.

Catalog accounted for $359.7 million of Net Bookings led by Grand Theft Auto, Red Dead Redemption, and Social Point’s mobile offerings.

Digitally-delivered Net Bookings were $690.6 million, as compared to $703.8 million in last year’s fiscal third quarter, and accounted for 78% of total Net Bookings. The largest contributors to digitally-delivered Net Bookings in fiscal third quarter 2020 were Grand Theft Auto Online and Grand Theft Auto V; NBA 2K20; Red Dead Redemption 2 and Red Dead Online; The Outer Worlds; Borderlands 3; Sid Meier’s Civilization VI; WWE 2K20 and WWE SuperCard; and Social Point’s mobile offerings.

Management Comments

“Throughout the 2019 holiday season, we experienced robust demand for our offerings that drove third quarter operating results solidly within our increased outlook,” said Strauss Zelnick, Chairman and CEO of Take-Two. “Highlights included the performance of Grand Theft Auto Online and Grand Theft Auto V, NBA 2K20, Red Dead Redemption 2 and Red Dead Online, The Outer Worlds and Borderlands 3, reflecting our ability to deliver some of the most captivating experiences in the entertainment industry. Fiscal 2020 is shaping up to be another terrific year for Take-Two.

“Take-Two’s development pipeline over the coming years is the largest and most diverse in our history, including releases from our largest franchises, new IP and a broad mix of gameplay experiences, all designed to captivate and engage audiences well beyond initial release. In addition, we are actively investing in emerging markets, platforms and business models that have the potential to enhance growth. Take-Two is exceedingly well positioned to capitalize on the many positive trends in our industry and to generate growth and margin expansion over the long-term.”

Business and Product Highlights

Since October 1, 2019:

Rockstar Games:

•	Launched Red Dead Redemption 2 for PC. The first game in the Red Dead Redemption series to be offered on PC, the title features a range of graphical and technical enhancements for increased immersion along with new Bounty Hunting Missions, Gang Hideouts, Weapons, a fully featured Photo Mode and more. Red Dead Redemption 2 for PC also includes free access to the shared living world of Red Dead Online, featuring all previously released improvements and the latest content updates for the complete online experience. In addition, Red Dead Redemption 2 was released as a launch title for Google Stadia™.
•	Released new free content updates for Grand Theft Auto Online, including:
o	The Diamond Casino Heist – an all-new approach to Heist architecture and execution with different scenarios unfolding in response to player’s choices as they prepare to execute a takedown of the most secure building in all of Los Santos – featuring new weapons and vehicles, plus an Arcade property featuring playable retro arcade games and more.
o	Numerous new missions, vehicles, weapons and other content.
•	Released new free content updates for Red Dead Online, including:
o	Moonshiners – the latest Frontier Pursuit that enables players to team up with an infamous distiller to start their own Moonshining business and run it out of the new Shack property –featuring new story missions; role-specific weapons, clothing and other items; the ability to run an underground bar; and more.

2K:

•	Announced the founding of Cloud Chamber™, the newest wholly-owned game development studio under the Company’s publishing label. A collective of storytellers eager to push the frontlines of interactive entertainment by making unique, entertaining and thoughtful experiences that engage the world, Cloud Chamber will build its team at two locations: 2K’s San Francisco Bay Area headquarters in Novato, California, as well as in Montréal, Québec, which marks the first-ever Canadian office for a 2K studio. In addition, 2K announced that Cloud Chamber has started to work on the next iteration of the globally acclaimed BioShock® franchise, which will be in development for the next several years.
•	Launched Sid Meier’s Civilization VI for Xbox One and PlayStation 4. Developed by Firaxis Games, and winner of The Game Awards’ Best Strategy Game and DICE Awards’ Best Strategy Game in 2016, Civilization VI is the first Civilization game since 2008 that has been available on Xbox or PlayStation consoles.
•	Launched WWE 2K20, the newest release in our WWE video game franchise that is now developed exclusively by Visual Concepts, for PlayStation 4, Xbox One and PC.
•	Released Borderlands 3 and NBA 2K20 for Google Stadia.
•	Launched Moxxi's Heist of The Handsome Jackpot, the first campaign add-on for Borderlands 3, for PC, PlayStation 4 and Xbox One. Moxxi's Heist of The Handsome Jackpot is one of four paid campaign add-ons that are included with the Borderlands 3 Super Deluxe Edition and Season Pass, or for purchase separately. Moxxi's Heist of the Handsome Jackpot will be coming to Google Stadia early in 2020.

Private Division:

•	Launched The Outer Worlds for Xbox One, PlayStation 4 and PC. Created by the renowned RPG developer, Obsidian Entertainment, The Outer Worlds is a dark and witty player-driven story set in a colony at the farthest reaches of the galaxy. The title will also be available for Nintendo Switch, which is now planned for fiscal year 2021.
•	Launched Ancestors: The Humankind Odyssey for digital download on PlayStation 4 and Xbox One. Ancestors: The Humankind Odyssey is the debut title from Panache Digital Games, the studio co-founded by Patrice Désilets, the original creative director of the Assassin’s Creed franchise. The title was previously released in August 2019 for digital download on PC.
•	Released the Kerbal Space Program Enhanced Edition: Breaking Ground Expansion for PlayStation 4 and Xbox One. The fan-favorite expansion Kerbal Space Program: Breaking Ground previously launched on PC in May 2019.
•	Announced that Disintegration, an upcoming sci-fi, first-person shooter, will launch digitally for PlayStation 4, Xbox One and PC in calendar 2020, during our fiscal year 2021. Disintegration is the debut title from V1 Interactive, the independent development studio co-founded by Marcus Lehto, former creative director at Bungie and co-creator of Halo.
•	Announced that Kerbal Space Program 2, the sequel to the beloved original space sim, is in development and is now planned for launch during our fiscal year 2021. The original Kerbal Space Program has sold-in nearly 4 million units worldwide, and earned a Metacritic rating of 88 and a Steam user score of 91%.

Outlook for Fiscal 2020

Take-Two is providing its initial outlook for its fiscal fourth quarter ending March 31, 2020 and is adjusting its outlook for the fiscal year ending March 31, 2020:

Fourth Quarter Ending March 31, 2020

•	GAAP net revenue is expected to range from $635 to $685 million
•	GAAP net income is expected to range from $105 to $128 million
•	GAAP diluted net income per share is expected to range from $0.92 to $1.12
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 114.6 million (1)
•	Net Bookings (operational metric) are expected to range from $540 to $590 million

The Company is also providing selected data and its management reporting tax rate of 17%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

		Three Months Ending March 31, 2020
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets
Net revenue	$635 to $685	$(95)
Cost of goods sold	$274 to $286	$(24)	$(18)	$(2)
Operating Expenses	$247 to $257		$(22)	$(2)
Interest and other, net	($9)
Income before income taxes	$123 to $151	$(71)	$40	$4

Fiscal Year Ending March 31, 2020

•	GAAP net revenue is expected to range from $2.96 to $3.01 billion
•	GAAP net income is expected to range from $387 to $409 million
•	GAAP diluted net income per share is expected to range from $3.38 to $3.58
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 114.6 million (3)
•	Net cash provided by operating activities is expected to be over $575 million
•	Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $500 million (4)
•	Capital expenditures are expected to be approximately $60 million
•	Net Bookings (operational metric) are expected to range from $2.80 to $2.85 billion

The Company is also providing selected data and its management reporting tax rate of 17%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2020
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets	Reorganization & acquisition
Net revenue	$2,963 to $3,013	$(162)

Cost of goods sold	$1,420 to $1,433	$(112)	$(91)	$(10)

Operating Expenses	$1,125 to $1,135		$(106)	$(7)	$(1)

Interest and other, net	($39)

Income before income taxes	$457 to $484	$(50)	$197	$17	$1

1)	Includes 113.4 million basic shares and 1.2 million shares representing the potential dilution from unvested employee stock grants.
2)	The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
3)	Includes 113.1 million basic shares and 1.5 million shares representing the potential dilution from unvested employee stock grants.
4)	Includes a $75.0 million net increase in restricted cash for fiscal 2020.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since October 1, 2019:

Label	Title	Platforms	Release Date
2K	WWE 2K20	PS4, Xbox One, PC	October 22, 2019
Private Division	The Outer Worlds	PS4, Xbox One, PC	October 25, 2019
2K	WWE 2K20 Originals: Bump in the Night (DLC)	PS4, Xbox One, PC	October 28, 2019
Rockstar Games	Red Dead Redemption 2	PC	November 5, 2019
2K	WWE SuperCard Season 6	iOS, Android	November 13,2019
Rockstar Games	Red Dead Redemption 2	Stadia	November 19, 2019
2K	NBA 2K20	Stadia	November 19, 2019
2K	Sid Meier’s Civilization VI	Xbox One, PS4	November 22, 2019
2K	Sid Meier’s Civilization VI Expansion Pack Bundle	Xbox One, PS4	November 22, 2019
Private Division	Kerbal Space Program Enhanced Edition: Breaking Ground Expansion	PS4, Xbox One	December 5, 2019
Private Division	Ancestors: The Humankind Odyssey	PS4, Xbox One (digital only)	December 6, 2019
2K	WWE 2K20 SmackDown 20th Anniversary Pack (DLC)	PS4, Xbox One, PC	December 6, 2019
Rockstar Games	Grand Theft Auto Online: The Diamond Casino Heist	PS4, Xbox One, PC	December 12, 2019
Rockstar Games	Red Dead Online: Moonshiners	PS4, Xbox One, PC. Stadia	December 13, 2019
2K	Borderlands 3	Stadia	December 17, 2019
2K	Borderlands 3: Moxxi's Heist of The Handsome Jackpot (DLC)	PS4, Xbox One, PC	December 19, 2019
2K	WWE 2K20 Originals: Wasteland Wanderers (DLC)	PS4, Xbox One, PC	December 20, 2019

Take-Two's lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	WWE 2K20 Originals: Southpaw Regional Wrestling (DLC)	PS4, Xbox One, PC	February 7, 2020
2K	WWE 2K20 Originals: Empire of Tomorrow (DLC)	PS4, Xbox One, PC	Fiscal 2020
Private Division	The Outer Worlds	Switch	Fiscal 2021
Private Division	Kerbal Space Program 2	PC	Fiscal 2021
Private Division	Disintegration	TBA	2020 (fiscal 2021)

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended December 31, 2019.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  We develop and publish products through our labels Rockstar Games, 2K, and Private Division, as well as Social Point, a leading developer of mobile games.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
Net revenue	$930,129	$1,248,738	$2,328,429	$2,129,387

Cost of goods sold:
Software development costs and royalties	130,985	265,166	451,422	337,603
Internal royalties	166,432	401,382	339,312	536,662
Product costs	90,959	183,208	225,162	277,234
Licenses	48,717	48,728	130,914	113,231
Total cost of goods sold	437,093	898,484	1,146,810	1,264,730

Gross profit	493,036	350,254	1,181,619	864,657

Selling and marketing	137,068	161,322	378,455	313,793
General and administrative	84,531	70,638	236,023	205,693
Research and development	82,520	62,305	227,680	173,582
Depreciation and amortization	12,330	10,140	35,611	29,151
Business reorganization	(246)	(5,930)	467	(6,172)
Total operating expenses	316,203	298,475	878,236	716,047
Income from operations	176,833	51,779	303,383	148,610
Interest and other, net	11,943	8,071	30,422	19,647
Income before income taxes	188,776	59,850	333,805	168,257
Provision for (benefit from) income taxes	25,134	(120,098)	52,068	(108,750)
Net income	$163,642	$179,948	$281,737	$277,007

Earnings per share:
Basic earnings per share	$1.44	$1.59	$2.49	$2.44
Diluted earnings per share	$1.43	$1.57	$2.47	$2.41

Weighted average shares outstanding:
Basic	113,251	113,433	112,996	113,390
Diluted	114,254	114,737	114,009	114,918

Computation of Basic EPS:
Net income	$163,642	$179,948	$281,737	$277,007

Weighted average shares outstanding - basic	113,251	113,433	112,996	113,390

Basic earnings per share	$1.44	$1.59	$2.49	$2.44

Computation of Diluted EPS:
Net income	$163,642	$179,948	$281,737	$277,007

Weighted average shares outstanding - basic	113,251	113,433	112,996	113,390
Add: dilutive effect of common stock equivalents	1,003	1,304	1,013	1,528
Weighted average common shares outstanding - diluted	114,254	114,737	114,009	114,918

Diluted earnings per share	$1.43	$1.57	$2.47	$2.41

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,	March 31,
	2019	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,284,861	$826,525
Short-term investments	699,269	744,485
Restricted cash	457,573	565,461
Accounts receivable, net of allowances of $443 and $995 at December 31, 2019 and March 31, 2019, respectively	647,460	395,729
Inventory	24,426	28,200
Software development costs and licenses	59,802	28,880
Deferred cost of goods sold	33,079	51,867
Prepaid expenses and other	228,567	186,688
Total current assets	3,435,037	2,827,835

Fixed assets, net	127,417	127,882
Right-of-use assets	153,053	-
Software development costs and licenses, net of current portion	440,752	603,436
Deferred cost of goods sold, net of current portion	912	1,028
Goodwill	391,815	381,717
Other intangibles, net	56,596	73,115
Deferred tax assets	110,831	134,732
Other assets	163,220	93,320
Total assets	$4,879,633	$4,243,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,491	$72,797
Accrued expenses and other current liabilities	1,147,918	1,035,695
Deferred revenue	841,814	843,302
Lease liabilities	24,108	-
Total current liabilities	2,096,331	1,951,794

Non-current deferred revenue	32,962	21,058
Non-current lease liabilities	151,400	-
Other long-term liabilities	196,905	229,633
Total liabilities	2,477,598	2,202,485

Stockholders' equity:
Preferred stock, $.01 par value, 5,000 shares authorized	-	-
Common stock, $.01 par value, 200,000 shares authorized; 135,771 and 134,602 shares issued and 113,350 and 112,181 outstanding at December 31, 2019 and, March 31, 2019, respectively	1,358	1,346
Additional paid-in capital	2,100,373	2,019,369
Treasury stock, at cost; 22,421 common shares at December 31, 2019 and, March 31, 2019, respectively	(820,572)	(820,572)
Retained earnings	1,159,363	877,626
Accumulated other comprehensive loss	(38,487)	(37,189)
Total stockholders' equity	2,402,035	2,040,580
Total liabilities and stockholders' equity	$4,879,633	$4,243,065

 TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

	Nine months ended December 31,
	2019	2018
Operating activities:
Net income	$281,737	$277,007

Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	115,823	160,167
Depreciation	35,246	28,769
Amortization of intellectual property	15,981	17,785
Stock-based compensation	176,598	178,609
Other, net	1,809	(3,912)
Changes in assets and liabilities:
Accounts receivable	(249,709)	(525,981)
Inventory	3,688	(26,352)
Software development costs and licenses	(18,552)	(157,710)
Prepaid expenses and other current and other non-current assets	(215,060)	(142,918)
Deferred revenue	11,751	328,325
Deferred cost of goods sold	18,602	(37,281)
Accounts payable, accrued expenses and other liabilities	262,061	293,691
Net cash provided by operating activities	439,975	390,199

Investing activities:
Change in bank time deposits	114,720	64,101
Proceeds from available-for-sale securities	243,170	184,542
Purchases of available-for-sale securities	(311,995)	(179,570)
Purchases of fixed assets	(34,790)	(43,646)
Purchases of long-term investments	(26,142)	-
Business acquisitions	(12,040)	(3,149)
Net cash (used in) provided by investing activities	(27,077)	22,278

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(71,260)	(85,837)
Issuance of common stock	10,515	-
Repurchase of common stock	-	(262,392)
Net cash used in financing activities	(60,745)	(348,230)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(1,705)	(15,124)
Net change in cash, cash equivalents, and restricted cash	350,448	49,124
Cash, cash equivalents, and restricted cash, beginning of year	1,391,986	1,246,371
Cash, cash equivalents, and restricted cash, end of period	$1,742,434	$1,295,495

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$536,841	58%	$651,568	52%
International	393,288	42%	597,170	48%
Total net revenue	$930,129	100%	$1,248,738	100%

Net bookings by geographic region
United States	$499,983	56%	$803,341	51%
International	388,196	44%	765,227	49%
Total net bookings	$888,178	100%	$1,568,568	100%

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$700,321	75%	$594,722	48%
Physical retail and other	229,808	25%	654,016	52%
Total net revenue	$930,129	100%	$1,248,738	100%

Net bookings by distribution channel
Digital online	$690,558	78%	$703,777	45%
Physical retail and other	197,621	22%	864,791	55%
Total net bookings	$888,179	100%	$1,568,568	100%

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$679,799	73%	$1,144,459	92%
PC and other	250,330	27%	104,279	8%
Total net revenue	$930,129	100%	$1,248,738	100%

Net bookings by platform mix
Console	$638,516	72%	$1,454,394	93%
PC and other	249,663	28%	114,172	7%
Total net bookings	$888,179	100%	$1,568,568	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Nine Months Ended December 31, 2019		Nine Months Ended December 31, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$1,361,981	58%	$1,152,285	54%
International	966,448	42%	977,102	46%
Total net revenue	$2,328,429	100%	$2,129,387	100%

Net bookings by geographic region
United States	$1,326,721	59%	$1,322,466	54%
International	934,214	41%	1,117,848	46%
Total net bookings	$2,260,935	100%	$2,440,314	100%

	Nine Months Ended December 31, 2019		Nine Months Ended December 31, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$1,743,876	75%	$1,268,140	60%
Physical retail and other	584,553	25%	861,247	40%
Total net revenue	$2,328,429	100%	$2,129,387	100%

Net bookings by distribution channel
Digital online	$1,768,383	78%	$1,382,717	57%
Physical retail and other	492,552	22%	1,057,597	43%
Total net bookings	$2,260,935	100%	$2,440,314	100%

	Nine Months Ended December 31, 2019		Nine Months Ended December 31, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by Platform Mix
Console	$1,766,431	76%	$1,811,429	85%
PC and other	561,998	24%	317,958	15%
Total net revenue	$2,328,429	100%	$2,129,387	100%

Net bookings by platform mix
Console	$1,688,231	75%	$2,132,285	87%
PC and other	572,704	25%	308,029	13%
Total net bookings	$2,260,935	100%	$2,440,314	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended December 31, 2019	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$930,129	$130,985	$166,432	$90,959	$48,717	$137,068
Net effect from deferral and related cost of goods sold	(41,950)	(6,990)		(3,031)	41
Stock-based compensation		(33,048)				(4,113)
Amortization and impairment of acquired intangibles		(3,295)

Three Months Ended December 31, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$84,531	$82,520	$12,330	$(246)	$11,943
Net effect from deferral and related cost of goods sold					(1,192)
Stock-based compensation	(14,911)	(11,327)
Amortization and impairment of acquired intangibles		(1,536)	(121)
Impact of business reorganization				246

Three Months Ended December 31, 2018	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$1,248,738	$265,166	$401,382	$183,208	$48,728	$161,322
Net effect from deferral and related cost of goods sold	319,829	42,914		43,948	139
Stock-based compensation		(96,082)				(6,673)
Amortization and impairment of acquired intangibles		(3,630)

Three Months Ended December 31, 2018	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$70,638	$62,305	$10,140	$(5,930)	$8,071
Net effect from deferral and related cost of goods sold					(313)
Stock-based compensation	(13,790)	(7,123)
Amortization and impairment of acquired intangibles		(1,585)	(125)
Impact of business reorganization				5,930

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Nine Months Ended December 31, 2019	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$2,328,429	$451,422	$339,312	$225,162	$130,914	$378,455
Net effect from deferral and related cost of goods sold	(67,494)	(46,310)		(20,584)	385
Stock-based compensation		(91,678)				(14,333)
Amortization and impairment of acquired intangibles		(10,310)				-

Nine Months Ended December 31, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$236,023	$227,680	$35,611	$467	$30,422
Net effect from deferral and related cost of goods sold					(381)
Stock-based compensation	(42,054)	(28,533)
Acquisition related expenses	(367)
Amortization and impairment of acquired intangibles		(4,642)	(365)
Impact of business reorganization				(467)

Nine Months Ended December 31, 2018	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$2,129,387	$337,603	$536,662	$277,234	$113,231	$313,793
Net effect from deferral and related cost of goods sold	310,927	46,396		37,087	735
Stock-based compensation		(107,740)				(16,321)
Amortization and impairment of acquired intangibles		(12,371)

Nine Months Ended December 31, 2018	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$205,693	$173,582	$29,151	$(6,172)	$19,647
Net effect from deferral and related cost of goods sold					(911)
Stock-based compensation	(38,234)	(16,314)
Non-cash amounts related to convertible notes					91
Amortization and impairment of acquired intangibles		(4,859)	(382)
Impact of business reorganization				6,172

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(in thousands)

	Nine months ended December 31,
	2019	2018
Net cash from operating activities	$439,975	$390,199
Net change in Restricted cash (1)	107,888	196,814
Adjusted Unrestricted Operating Cash Flow	$547,863	$587,013

	FY 2020	FY 2019
Restricted cash beginning of period (4/1)	$565,461	$437,398
Restricted cash end of period (12/31)	457,573	240,584
(1) Net change in Restricted cash	$107,888	$196,814